                                                                   EXHIBIT 10.26

                                                                  Execution Copy

                    SECOND AMENDMENT TO MARKETING AGREEMENT
                    ---------------------------------------

     This Second Amendment to Marketing Agreement (this "Amendment"), effective as of October 5, 2000, is made and entered into by and between America Online, Inc. ("AOL"), a Delaware corporation, with offices at 22000 AOL Way, Dulles, Virginia 20166, and eMachines, Inc. ("eMachines"), a Delaware corporation, with offices at 14350 Myford Drive, Suite 100, Irvine, California 92606. AOL and eMachines may be referred to individually as a "Party" and collectively as "Parties."

                                 INTRODUCTION
                                 ------------

     WHEREAS, AOL and eMachines have entered into that certain Marketing Agreement, dated June 17, 1999, as amended by First Amendment to Marketing Agreement dated as of May 25, 2000 (including all exhibits thereto, the "Original Agreement"); and

     WHEREAS, the Parties desire to amend and supplement the terms of the Original Agreement to implement a new promotional program pursuant to the terms provided below.

     NOW, THEREFORE, in consideration of the terms and conditions set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, AOL and eMachines hereby agree to amend and supplement the Original Agreement in accordance with the following terms and conditions:

                                     TERMS
                                     -----

1.   3 Month AOL Offer.  Section 23 of the Original Agreement is hereby amended
     -----------------
by adding the following language to the end of the section:

     "After the expiration of the promotional program set forth above in this
     Section 23, and during the period from October 5, 2000 through September 30, 2001, eMachines and AOL hereby agree to participate in a new program offering consumers three (3) months of AOL in accordance with the terms and conditions set forth on Exhibit E attached hereto (the "New Program"). Irrespective of the New Program, AOL and eMachines shall continue to engage in all other distribution and promotional programs set forth in the Original Agreement, as it is now, or subsequently shall be, amended. The New Program is in addition to and in no way modifies or replaces all other distribution and promotional programs set forth in the Original Agreement, as it is now, or subsequently shall be, amended."

2.   Definitions.  Capitalized terms used but not defined herein shall have the
     -----------
meanings given thereto in the Original Agreement.

3.   Original Agreement. Except as specifically amended and supplemented hereby,
     ------------------
the Original Agreement remains in full force and effect.

4.   Counterparts. This Amendment may be executed in counterparts, each of which
     -------------
will be deemed an original and all of which together will constitute one and the same document.

                                                                  Execution Copy

                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

                                                                  Execution Copy

     IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.


AMERICA ONLINE, INC.                     eMACHINES, INC.


By: /s/ Eric Keller                      By: /s/ John Dickinson
   --------------------------------         --------------------------------

Print Name: Eric Keller                  Print Name: John Dickinson
           ------------------------                 ------------------------
Title: SVP, Business Affairs             Title: Senior VP
      -----------------------------            -----------------------------

                                                                  Execution Copy

                                   Exhibit E

                       3 Month AOL Classic Service Offer


1.   eMachines' Distribution of the AOL Software. During the Offer Term, defined
     -------------------------------------------
in Section 5 below, eMachines and AOL agree that the AOL Classic Service shall be promoted under a new program (the "Three-Month Included Promo Offer") that will entitle the end user to three (3) months of the AOL Classic Service at no cost to the end user upon registration in accordance with the terms and conditions set forth below. eMachines agrees to make this Three-Month Included Promo Offer the primary Interactive Service promotional offer on all of its Products and throughout all of its marketing and sales channels in the United States. For purposes of this Exhibit E, "Products" shall be as defined in the Original Agreement, but shall exclude any devices which do not use a Windows based operating system or successor operating system. As set forth in Section 1.3, eMachines agrees to promote the Three-Month Included Promo Offer during the Offer Term as the primary Interactive Service during the initial installation and set-up of each Bundled Product and Three-Month Included Package Bundled Product (as defined in Section 1.4 below), and said agreement to provide AOL with this primary promotional position shall supercede any conflicting provision contained in Section 2 of the Original Agreement. eMachines shall distribute through all Products a special version of the AOL Classic Software containing the Three-Month Included Promo Offer as follows:

     1.1(a)  Software Testing.  AOL shall submit to eMachines a Gold Master of
             ----------------
             its AOL Software, that AOL has already tested using AOL's then standard virus-checking procedures, upon execution of this Amendment. eMachines shall test the AOL Software and shall notify AOL of its acceptance or rejection of such software within ten (10) business days of its receipt of such software. Both Parties shall cooperate on a timely, priority basis in order to report and resolve issues associated with the testing process. The foregoing testing process and rights and obligations set forth in this
             Section 1.1(a) shall also be applicable to the AOL Software included on the Three-Month Included Packages and on the SOAF/MTM Kit, and to any updated versions of the AOL Software provided to eMachines under the production time guidelines set forth by eMachines.

     1.1(b)  Special Software Build.  Upon satisfactory testing of the AOL
             ----------------------
             Software as set forth in Section 1.1(a), eMachines shall pre-install the AOL Software, including the special version of the AOL Classic Software containing the Three-Month Included Promo Offer, onto each Product by burning the AOL Software into the hard drive or other applicable storage mechanism of such Products. The AOL Software combined with an eMachines Product is referred to herein and in the Original Agreement as a "Bundled Product." The AOL Software to be pre-installed shall include, in each case, the then-current version of the AOL Classic Service (as modified by the Three-Month Included Promo Offer), the CompuServe Service, Netscape Navigator Browser Software, AIM Software, and ICQ Software (replacing, if necessary, any older versions of such software contained in the online services folder or similar area on the Products). The AOL Software for each respective AOL Service shall each be pre-installed in each Product (i.e., not in setup.exe file form). AOL shall, at its expense, provide to eMachines the AOL Software for use in distribution, marketing or promotion

                                                                  Execution Copy

             by eMachines in accordance with this Section 1. A Master of the AOL Software will be delivered in the form of a master diskette, Gold Master or CD-ROM to be tested as set forth in Section 1.1(a) and pre-installed as set forth in this Section 1.1(b).

     1.2     Special Three-Month Included Promo Offer Desktop Icon.  eMachines
             -----------------------------------------------------
             shall ensure that the pre-installed AOL Software installed upon each Bundled Product results in the placement of a special AOL-designed desktop icon that promotes the Three-Month Included Promo Offer (the "Promo Icon"). If an end-user clicks on the Promo Icon, this will initiate the process for the end-user to register for AOL Classic Service under the terms and conditions of the Three-Month Included Promo Offer. AOL shall, at its expense, design and provide to eMachines the necessary visuals and copy related to the Promo Icon, and eMachines shall have the opportunity to approve such Promo Icon.

     1.3     Increased Promotion of the Three-Month Included Promo Offer during
             ------------------------------------------------------------------
             MS OOBE. eMachines shall increase the placement and promotion of
             -------
             the Three-Month Included Promo Offer during an end-user's initial installation and set-up of the Bundled Product as follows: eMachines may continue to promote eMachines.net, provided that the Three-Month Included Promo Offer shall be the primary Interactive Service offer promoted during MS OOBE, and eMachines.net shall be promoted less-favorably. AOL shall, at its expense, provide art and copy to eMachines for such MS OOBE increased promotion, and eMachines shall have the opportunity to approve such MS OOBE increased promotion. Such MS OOBE promotion shall not be implemented until the next MS OOBE is included with the Products, which is anticipated to be January 2001.

     1.4     Three-Month Included Package Bundled Product. Provided that the
             --------------------------------------------
             requirements in Section 1.1(a) are met, the Parties anticipate that eMachines will be able to pre-install the AOL Software on the Products as set forth in Section 1.1(b) in January 2001. Until eMachines is able to pre-install the AOL Software pursuant to
             Section 1.1(b), eMachines shall bundle a Three-Month Included Package with each eMachines Product by placing the Three-Month Included Package inside the cardboard box packaging of each Product. The "Three-Month Included Package" shall mean an AOL-supplied diskette or CD-ROM containing the special AOL Classic Software containing the Three-Month Included Promo Offer and related promotional and packaging materials. eMachines shall have the right to approve the size of the Three-Month Included Package so that it fits in the box without modification of the existing box. The Three-Month Included Package combined with the Product is referred to herein as a "Three-Month Included Package Bundled Product." AOL shall, at its expense, provide and deliver to eMachines the Three-Month Included Packages to eMachines' distribution center (the "DC") of the Three-Month Included Package Bundled Products. eMachines shall provide AOL a written request for a sufficient quantity of Three-Month Included Packages to meet its production expectations. eMachines acknowledges and agrees that AOL may require at least thirty (30) days to complete the preparation and delivery of such quantity of Three-Month Included Packages to eMachines. After the Three-Month Included Packages arrive at the DC, and through the Offer Term, defined in Section 5 below,

                                                                  Execution Copy

             eMachines shall use its best efforts to enclose a Three-Month Included Package inside each Product that eMachines distributes until the AOL Software is pre-installed pursuant to Section 1.1(b). If AOL does not distribute sufficient Three-Month Included Packages to eMachines within thirty (30) days of a written request for such packages, then eMachines shall not have any obligation under this
             Section 1.4 with respect to those Products for which there are no Three-Month Included Packages. In the event that eMachines instructs AOL to deliver the Three-Month Included Packages to a destination outside the United States, then AOL shall be permitted forty-five (45) days to deliver the Three-Month Included Packages, before eMachines shall be relieved of its obligation to bundle such packages as set forth in this Section 1.4.

     1.5     SOAF/MTM Bundling Obligation. On the date that eMachines complies
             ----------------------------
             with Section 1.1(b) above, eMachines shall not be obligated to carry out the bundling obligations set forth in Section 1.4 above; provided that eMachines thereafter agrees to use commercially reasonable efforts to bundle a SOAF/MTM Kit with any Bundled Product. A "SOAF/MTM Kit" shall mean an AOL-supplied Sign-On A Friend/Month-to-Month Offer diskette or CD-ROM containing the special AOL Classic Software containing one (1) month of pre-paid AOL Service included and related promotional and packaging materials. AOL shall, at its expense, provide to eMachines the SOAF/MTM Kits, delivered at AOL's expense, to such location as determined by eMachines. eMachines shall have the right to approve the size of the SOAF/MTM Kit so that it fits in the box without modification of the existing box. eMachines shall provide AOL a written request for a sufficient quantity of SOAF/MTM Kits to meet its production expectations. eMachines acknowledges and agrees that AOL may require at least thirty (30) days to complete the preparation and delivery of such quantity of SOAF/MTM Kits to eMachines. If AOL does not distribute sufficient SOAF/MTM Kits to eMachines within thirty (30) days of a written request for such kits, then eMachines shall not have any obligation under this
             Section 1.5 with respect to those Products for which there are no SOAF/MTM Kits. In the event that eMachines instructs AOL to deliver the SOAF/MTM Kits to a destination outside the United States, then AOL shall be permitted forty-five (45) days to deliver the SOAF/MTM Kits, before eMachines shall be relieved of its obligation to bundle such packages as set forth in this Section 1.5. AOL will pay to eMachines the fee set forth in Section 4 of the Original Agreement for Qualified New Members who register for the AOL Classic Service through the SOAF/MTM Kit and AOL shall provide eMachines with the reports as set forth in Section 8 of the Original Agreement with respect to Qualified New Members who register for the AOL Classic Service through the SOAF/MTM Kit.

     1.6     Post Manufacturing Insertion Costs. The Parties mutually understand
             ----------------------------------
             that in order for the Three-Month Included Packages to be included in the boxes of Products (as set forth in Section 1.4) scheduled to be distributed during the period between the effective date of this Amendment and December 31, 2000 (the "Immediate Distribution Period"), eMachines may have to open previously sealed Product containers. In the event this occurs, eMachines will incur costs to insert the Three-Month Included Packages into the sealed boxes of such Products (the "Post Manufacturing Insertion Costs"). AOL agrees to pay eMachines the Post Manufacturing Insertion Cost per Product, requiring reopening in order to

                                                                  Execution Copy

          bundle a Three-Month Included Package as set forth in Section 1.4 above, in an amount equal to $1.00 per such Product. AOL shall pay such Post Manufacturing Insertion Cost for the first 400,000 Products requiring such Post Manufacturing Insertion Costs during the Immediate Distribution Period. In the event that eMachines will incur Post Manufacturing Insertion Costs for any Product after the first 400,000 Products, eMachines shall provide written notice to AOL prior to its incurring any further Post Manufacturing Insertion Costs, and AOL shall have the discretion to choose to allow those Products to be distributed without including the Three-Month Included Package. AOL shall notify eMachines in writing of its choice within two (2) business days of its receipt of eMachines' written notice. Further, AOL shall not pay Post Manufacturing Insertion Costs for any eMachines Products that are distributed after the Immediate Distribution Period. Notwithstanding the above, AOL shall have the right upon two (2) business days prior written notice to stop eMachines from including the Three-Month Included Packages in the Product boxes as set forth in
          Section 1.4; provided, that (a) AOL shall be responsible for disposing of or removing the remaining Three-Month Included Packages from the DC; and (b) AOL shall pay to eMachines the Post Manufacturing Insertion Costs with respect to Products which include the Three-Month Included Packages in the box up to and including the date of termination pursuant to this sentence.

     1.7  Post Manufacturing Insertion Cost Reporting. eMachines will report to
          -------------------------------------------
          AOL the number of Products distributed each week that required Post Manufacturing Insertion Costs. AOL agrees to pay eMachines the Post Manufacturing Insertion Costs within thirty (30) days of the end of the month during which eMachines reports such costs.

     1.8  General Distribution Obligations. eMachines shall not bundle the AOL
          --------------------------------
          Software with any other products other than eMachines' Products or otherwise distribute the AOL Software in a manner not expressly set forth herein. eMachines may, however, request in writing that AOL permit eMachines to bundle the AOL Software or distribute the AOL Software in a manner not provided for in this Exhibit so long as any such request is made at least thirty (30) calendar days in advance of any such desired bundling or distribution arrangement. Any request not affirmatively approved by AOL in writing within fifteen (15) days of the notice from eMachines shall be deemed denied.

2.   eMachines Promotion of the Three-Month Included Promo Offer.  In addition
     ------------------------------------------------------------
to the distribution obligations in Section 1 above, during the Offer Term, eMachines shall promote the Three-Month Included Promo Offer as follows:

     2.1  eMachines Web Site.  eMachines shall use all commercially reasonable
          ------------------
          efforts to promote the Three-Month Included Promo Offer on eMachines' Internet web site located at the URL www.e4me.com, with a prominently
                                               -------------
          placed promotion, as soon as commercially possible.

     2.2  Print, Radio and Television Advertising.  eMachines agrees to use all
          ---------------------------------------
          commercially reasonable efforts to promote prominently the Three-Month Included Promo Offer, in a manner to be approved by AOL, in all of eMachines'

                                                                  Execution Copy

          own offline media promotions, including but not limited to print, radio, and TV advertising, where eMachines' Products are featured, if any of such media are being used at such time.

     2.3  Offline Retailer Promotions. eMachines agrees to use all commercially
          ---------------------------
          reasonable efforts to promote the Three-Month Included Promo Offer through offline retailers mutually agreed to by the Parties that distribute and sell the Bundled Products or Three-Month Included Package Bundled Products.

     2.4  QVC Promotions.  eMachines agrees to use all commercially reasonable
          --------------
          efforts to cause QVC to market the Three-Month Included Promo Offer and promote the availability of the Three-Month Included Promo Offer through its promotions (e.g. on-air and special visuals) of the Bundled Products or Three-Month Included Package Bundled Products on QVC.

     2.5  Online Retailer Promotions.  eMachines agrees to use all commercially
          --------------------------
          reasonable efforts to promote the Three-Month Included Promo Offer through online retailers that distribute the Bundled Products or Three-Month Included Package Bundled Products, including but not limited to Buy.com and Outpost.com.

     2.6  "Caller-on-Hold" Promotions.  eMachines shall use all commercially
          ---------------------------
          reasonable efforts to promote the Three-Month Included Promo Offer on all of the "caller-on-hold" music or messages played on its telephone system including but not limited to calls made to eMachines' technical support lines, customer support lines, and product purchasing and/or ordering lines.

     2.7  Packaging.  eMachines also agrees as soon as commercially practicable
          ---------
          to incorporate AOL-provided promotional artwork on the front bezel of each Bundled Product or Three-Month Included Package Bundled Product through the use of special adhesive stickers (as specified by eMachines) supplied by AOL to such destination as directed by eMachines. Such stickers and the delivery thereof will be fully paid for by AOL. eMachines shall have the right to approve such stickers prior to using them. Such stickers will replace the current stickers used on the Bundled Products and may be different for each model of Bundled Product.

     2.8  Joint Targeted Retailer Promotions.  eMachines and AOL agree to work
          ----------------------------------
          together with Target Retailers to promote the Three-Month Included Promo Offer in Retail Stores in an effort to increase registration rates. For registrations realized in-store under the Three-Month Included Promo Offer, through an eMachines promo/tracking code through only these Target Retailers, through kiosks and the like (and not through Three-Month Included Package Bundled Products, Bundled Products, the MS OOBE, the SOAF/MTM Kits or the Promo Icon), eMachines agrees to contribute 25% of its bounty payments under Section 4 below to help fund this program. eMachines' contribution will take the form of a 25% reduced bounty payment for registrations realized in-store under the Three-Month Included Promo Offer, through an eMachines promo/tracking code through only these Target Retailers. "Target Retailers" shall be defined as those retailers agreeing to sign up end users under this Three-Month Included Promo Offer.

                                                                  Execution Copy

          AOL shall be responsible for acquiring such Target Retailers. These registrations will fall under a special tracking code that AOL will be responsible for tracking. AOL agrees to provide eMachines reasonable advance written notice of Target Retailer activities under this
          Section 2.8 (e.g. cancellation, continuation, or new sign-ups). Notwithstanding the above, any registrations resulting from the Three-Month Included Package Bundled Products, the Bundled Products, the MS OOBE, the SOAF/MTM Kits or the Promo Icon shall not be subject to the 25% decrease described above in this Section 2.8.

3.   Three-Month Included Promo Offer Materials.  All visuals, logos, artwork,
     -------------------------------------------
and copy used in marketing, advertising, or other materials related to the Three-Month Included Promo Offer shall be provided by AOL at AOL's expense. AOL and eMachines shall have approval rights (which shall not be unreasonably withheld or delayed) over any and all advertising programs related to the Three-Month Included Promo. Without limiting the foregoing, eMachines agrees that the Three-Month Included Promo Offer shall be offered as being brought to you by eMachines (e.g. "compliments of eMachines") not by AOL.

4.   Payments.  AOL shall pay eMachines a promotional bounty for each Qualified
     --------
First Tier Registered Program Member and Qualified Second Tier Registered Program Member. The promotional bounties set forth in this Section 4 shall be the only payments made by AOL to eMachines for any Bundled Products or Three-Month Included Package Bundled Products sold under this Three-Month Included Promo Offer. The amount of the promotional bounty paid for each Qualified Registered Program Member shall vary in accordance with the following qualification schedule:

     4.1  Qualified First Tier Registered Program Members.  For each person or
          -----------------------------------------------
          entity who is a Qualified First Tier Registered Program Member, AOL shall pay eMachines a promotional bounty of thirty-five dollars ($35.00), within thirty (30) days from the end of the month in which such qualification takes place. A "Qualified First Tier Registered Program Member" shall be any person or entity who is among the first seventy-five thousand (75,000) to register for the AOL Classic Service through a unique promo code identifier specific to eMachines and associated with the Three-Month Included Promo Offer (whether through Bundled Products, Three-Month Included Packaged Bundled Products, the MS OOBE or the Promo Icon), including such promo codes assigned to the Target Retailers under Section 2.8, during the Offer Term (subject to the last sentence of Section 5), and who pays the then-standard fees required for membership to such service through at least two (2) consecutive billing cycles after the three (3) months of the AOL Classic Service included for free upon registration has been completed (the "3 Month Included Free Period"). Upon the qualification of the seventy-five thousandth (75,000th) Qualified First Tier Registered Program Member, the promotional bounty payment set forth in this
          Section 4.1 shall no longer apply, and all future promotional bounty payments for additional registrants under this Three-Month Included Promo Offer shall be paid in accordance with Section 4.2 below.

     4.2  Qualified Second Tier Registered Program Members. A "Qualified Second
          ------------------------------------------------
          Tier Registered Program Member" shall be any person or entity who registers for the AOL Classic Service through a unique promo code identifier specific to

                                                                  Execution Copy

          eMachines and associated with the Three-Month Included Promo Offer (whether through Bundled Products, Three-Month Included Packaged Bundled Products, the MS OOBE or the Promo Icon), including such promo codes assigned to the Target Retailers under Section 2.8, during the Offer Term (subject to the last sentence of Section 5) after the qualification of the first seventy-five thousand (75,000) Qualified First Tier Registered Program Members, and who pays the then-standard fees required for membership to such service through at least one (1) billing cycle after the 3 Month Included Free Period. For each Qualified Second Tier Registered Program Member, AOL shall pay eMachines a promotional bounty payment up to a maximum of fifty-five dollars ($55), as follows: (a) thirty-five dollars ($35.00) upon completion and payment of one (1) billing cycle after the 3 Month Included Free Period; (b) ten dollars ($10) upon completion and payment of three (3) consecutive billing cycles after the 3 Month Included Free Period; and (c) ten dollars ($10) upon completion and payment of nine (9) consecutive billing cycles after the 3 Month Included Free Period. All such bounty payments earned by eMachines in
          Section 4.2 shall be paid by AOL within thirty (30) days of the end of the completed and paid billing cycle in which each bounty payment specified in 4.2(a), (b) or (c) is earned.

5.   Offer Term.  The term of the Three-Month Included Promo Offer shall be
     ----------
     from October 1, 2000 until September 30, 2001 (the "Offer Term"). Notwithstanding the foregoing, AOL shall have the right to terminate the Three-Month Included Promo Offer at any time upon reasonable written notice to eMachines if it determines that the Three-Month Included Promo Offer is not resulting in sufficient registrations to justify the cost of the promotional program, such determination to be reasonably made by AOL. In the event that AOL terminates the Three-Month Included Promo Offer prior to September 30, 2001, the Offer Term shall end on such date of termination and AOL and eMachines agree that the Parties shall continue to engage in all other distribution and promotional programs set forth in the Original Agreement, as it is now, or subsequently shall be, amended. Notwithstanding the above, AOL shall honor all Three-Month Included Promo Offers that have been bundled on Products prior to termination of the Offer Term and shall make payments pursuant to Sections 4.1 and 4.2 related thereto, through the term of the Original Agreement.

6.   Reports.  AOL shall provide eMachines with reports within thirty (30) days
     -------
     of the end of each month that sets forth the number of Qualified First Tier Registered Program Members and the number of Qualified Second Tier Registered Program Members acquired by AOL through the distribution of the Bundled Products and the Three-Month Included Package Bundled Products during the previous month and the promo code that such Qualified First Tier Registered Program Member or Qualified Second Tier Program Member used. In addition such reports shall set forth, with respect to a Qualified Second Tier Program Member, which subsection of 4.2 is applicable and the amount to be paid to eMachines.